UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2012, Ferro Corporation (the "Company") entered into an indemnification agreement with Peter T. Kong effective as of April 27, 2012. Mr. Kong was elected to the Company’s Board of Directors at the Ferro Corporation 2012 Annual Meeting of Shareholders. The indemnification agreement, which is the Company’s standard form of indemnification agreement, recently amended to reflect a change of escrow agent, provides that the Company will indemnify, with certain limitations, a director against certain expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) in connection with any claim against such director arising out of such person’s status as a director of the Company.

The Company expects to enter into the amended form of indemnification agreement with each of its directors. Once effective, the amended indemnification agreements will supersede and replace any existing indemnification agreements between the Company and such directors.

The foregoing summary of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: Form of Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 27, 2012	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement